Exhibit 4.1

WESTERN ALLIANCE
BANCORPORATION™

WAL

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

CUSIP 957638 10 9

See reverse side for certain definitions.

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE PER SHARE, OF

WESTERN ALLIANCE BANCORPORATION

transferable on the books of the Corporation by said owner in person or by his duly authorized attorney upon the surrender of the certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, as from time to time may be amended, copies of which are on file at the office of the Transfer Agent of the Corporation, and to which reference is hereby expressly made and to all of which the holder hereof by acceptance of this certificate hereby assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile of the Corporation's seal and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

WESTERN ALLIANCE BANCORPORATION
INCORPORATED
SEAL
DELAWARE

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, New York)
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

WESTERN ALLIANCE BANCORPORATION The shares represented by this certificate are issued subject to all of the provisions of the certificate of incorporation and bylaws of Western Alliance Bancorporation as from time to time may be amended (copies of which are on file at the principal executive office of Western Alliance Bancorporation), to all of which the holder by acceptance hereof assents. Western Alliance Bancorporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT– Custodian TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (State) UNIF TRANS MIN ACT– Custodian (Cust) (Minor) under Uniform Transfers to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE(S) GUARANTEED By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.